UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

Global Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39819	85-1617911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wall Street, Suite 436
New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(917) 327-0437

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGAS	None
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGASW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 21, 2023, Global Gas Corporation (the “Company”), under its prior name, Dune Acquisition Corporation, issued an unsecured promissory note (the “Sponsor Note”) to the Company’s sponsor, Dune Acquisition Holdings LLC, which provided for borrowings from time to time of up to an aggregate of $300,000 that could be drawn by the Company and used for working capital purposes and to pay expenses related to the Company’s business combination with Global Hydrogen Energy LLC (“Global Hydrogen”, such business combination the “Business Combination”), which Business Combination was completed on December 21, 2023. The Sponsor Note did not bear interest and was payable on the earlier of December 31, 2023 and the completion of the Business Combination. Since then, the Sponsor Note has been due on demand. As of September 30, 2024, there was $170,000 outstanding under the Sponsor Note.

Also as previously disclosed, on June 21, 2023, Global Hydrogen issued an unsecured promissory note (the “Glatt Note”, and collectively with the Sponsor Note, the “Notes” and each a “Note”) to Carter Glatt, the Company’s Chairman of the Board (and formerly Chief Executive Officer and Director), which provided for borrowings from time to time of up to an aggregate of $250,000 that could be drawn by Global Hydrogen and used for working capital purposes and to pay expenses related to the Business Combination. The Glatt Note did not bear interest and was payable on the earlier of December 31, 2023 and the completion of the Business Combination. Since then, the Glatt Note has been due on demand. As of September 30, 2024, there was $103,950 outstanding under the Glatt Note.

On December 5, 2024, the Company and the holders of each of the Sponsor Note and the Glatt Note, respectively, amended and restated each such applicable note to, (i) fix the principal amount of each Note (as opposed to such Notes being able to be drawn in varying amounts) at the amount outstanding as of September 30, 2024; (ii) change the maturity date of such Note from that stated above to March 31, 2025, extendable by written consent of the holder; (iii) include interest of 5% per annum on the unpaid principal balance of each Note, payable in kind and not cash; and (iv) include a conversion feature whereby the holder may elect to convert the principal and accrued interest of such Note into Class A common stock of the Company at $0.15 per share, representing the last sale price of the stock on the date of the amended and restated Note. The Notes remain subject to customary events of default, the occurrence of any of which would automatically trigger the unpaid principal and interest balance of the Notes and all other sums payable with regard to the applicable Note to become immediately due and payable.

The foregoing summary of the amended and restated Notes is qualified in its entirety by reference to the Amended and Restated Sponsor Note, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated by reference into this Item 1.01, and the Amended and Restated Glatt Note, a copy of which is filed as Exhibit 10.2 hereto, and which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Sponsor Note.
10.2	Amended and Restated Glatt Note.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GAS CORPORATION

Date: December 9, 2024	By:	/s/ Carter Glatt
	Name:	Carter Glatt
	Title:	Chairman of the Board

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